CONTINGENT

                                BENEFIT AGREEMENT

         WHEREAS:

                  1.  Bernard  J.  Kennedy  (hereinafter  the  "Executive")  and
National Fuel Gas Company (hereinafter, with any of its subsidiaries, collectively called the "Company"), are parties to a certain Split Dollar Insurance Agreement dated August 28, 1991, which has been amended by agreements dated April 19, 1993 and March 15, 1994, and will be further amended and restated in its entirety by an Agreement executed contemporaneously with this Agreement (the "Restated Agreement").

                  2. By entering into the Restated Agreement, the Executive is agreeing to a substantial reduction in the benefit to which he (or in the event of his death, his beneficiaries) would have been entitled under the prior agreement in effect between the Company and the Executive.

                  3. The parties entered into these Agreements on the understanding that federal law governing the taxation of split dollar insurance plans provides that neither the build-up of cash value within a life insurance policy subject to such a plan nor the death benefit of any such policy is included in the taxable income of the insured or any beneficiary of the policy.

                  4. The parties agree that certain benefits should be provided to the Executive or to the Beneficiary of the policies subject to the Restated Agreement in the event of a substantial change in the law governing the taxation of split dollar insurance plans during the term of the Restated Agreement.

                  NOW,  THEREFORE,  in consideration  of the promises  contained
herein  and  in  the  Restated   Agreement,   and  other  good  and   sufficient
consideration, the parties agree as follows:

                  A. If the federal law governing the taxation of split dollar insurance plans changes substantially before the termination of the Restated Agreement, such that the Executive must take into taxable income any portion of the annual increment in the cash value of any policy subject to the Restated
Agreement, the Company hereby agrees to pay to the Executive the Gross-up Amount, as hereinafter defined. For each taxable year, the Gross-up Amount will be the amount that will result in the Executive receiving the same economic benefit from the Company, after state and federal income taxes, as the Executive would have received in such year if his taxable income did not include either the Gross-up Amount or any portion of such annual increment in value.

                  B. If the Executive dies before the termination of the Restated Agreement, and if by reason of a substantial change in federal tax law any portion of the death benefit payable upon the Executive's death under any policy subject to the Restated Agreement is included in the taxable income of the beneficiary or beneficiaries of such policy, the Company agrees to pay to such beneficiary or beneficiaries a Beneficiary Gross-up Amount, as hereinafter defined. With respect to each such beneficiary, the Beneficiary Gross-up Amount is the amount that will result in receipt by such beneficiary of the same amount, after state and federal income taxes, as the beneficiary would have received if the beneficiary's taxable income did not include either the Beneficiary Gross-up Amount or any portion of such death benefit.

                  C. This Agreement is binding upon the Company and the Executive and their legal representatives, successors, beneficiaries and assigns. In the event that the Company becomes a party to any merger, consolidation or reorganization, this Agreement will remain in full force and effect as an obligation of the Company or its successors in interest.

                  IN WITNESS WHEREOF, the parties have executed this Agreement on the dates set opposite their respective signatures.

Date signed June 15, 2000                    /s/Bernard J. Kennedy
                                             ----------------------------------
                                              Bernard J. Kennedy


                                                NATIONAL FUEL GAS COMPANY


Date signed June 15, 2000                       By: /s/Philip C. Ackerman
                                                    -------------------------
                                                    Philip C. Ackerman
                                                    President